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                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT") dated as of June 30, 1997, is entered into by and among SONIC AUTO WORLD, INC., a Delaware corporation (the "COMPANY"), O. BRUTON SMITH, a resident of the State of North Carolina, BRYAN SCOTT SMITH, a resident of the State of North Carolina, WILLIAM
S. EGAN, a resident of the State of South Carolina and SONIC FINANCIAL CORPORATION, a North Carolina corporation (collectively, the "STOCKHOLDERS," and each a "STOCKHOLDER").

         WHEREAS, this Agreement is made in connection with the reorganization of the Company, which occurred as of June 30, 1997 (the "REORGANIZATION");

         WHEREAS, in order to induce the Stockholders to enter into certain agreements with the Company that are a part of the Reorganization, the Company has agreed to provide the Stockholders the registration rights set forth in this Agreement;

         WHEREAS, O. Bruton Smith, Bryan Scott Smith, William S. Egan and Sonic Financial Corporation are each the owners of record of shares of the Company's Class B Common Stock, par value $.01 per share (the "CLASS B COMMON STOCK");

         WHEREAS, any shares of Class B Common Stock held by a Stockholder will be converted into an equal number of shares of the Company's Class A Common Stock, par value $.01 per share (the "CLASS A COMMON STOCK"), pursuant to the terms of the Company's Amended and Restated Certificate of Incorporation, which Amended and Restated Certificate of Incorporation shall be in substantially the form of Exhibit A hereto and will be filed with the Secretary of the State of Delaware subsequent to the execution of this Agreement (the "RESTATED CERTIFICATE"), upon the exercise of any rights by the Stockholder granted under this Agreement or as otherwise provided in the Restated Certificate; and

         WHEREAS, the Company desires to afford the Stockholder with registration rights with respect to such shares of Class A Common Stock as may be received by the Stockholder pursuant to any conversion of the Stockholder's shares of Class B Common Stock owned as of the date hereof or hereafter acquired (the "CONVERTED COMMON STOCK");

         NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.       DEFINITIONS.

         REGISTRATION EXPENSES: Any and all reasonable expenses actually incurred incident to performance of or compliance with this Agreement other than underwriting discounts and commissions and transfer taxes, if any, incurred with respect to the Registrable Securities.

         REGISTRABLE SECURITIES: All or part of the shares of Converted Common Stock; provided, however, that specific shares of Converted Common Stock shall not be Registrable Securities if and to the extent that (i) a Registration Statement with respect to such Converted Common Stock


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shall have been declared effective under the Securities Act and such shares of
Converted Common Stock shall have been disposed of in accordance with such Registration Statement, (ii) such shares of Converted Common Stock shall have been distributed to the public in accordance with Rule 144 (or any successor provision) promulgated under the Securities Act, or (iii) such shares of Converted Common Stock shall have been otherwise transferred to any person other than a Stockholder and new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company.

         REGISTRATION STATEMENT: Any registration statement of the Company filed with the SEC which applies to any of the Registrable Securities (in whole or in part), including the prospectus included therein, all amendments and any supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

         SEC:  The United States Securities and Exchange Commission.

         SECURITIES ACT: The Securities Act of 1933, as amended from time to time, or any successor statute, and the rules and regulations of the SEC thereunder, all as in effect at the time.

2.       REGISTRATION UNDER THE SECURITIES ACT: "PIGGYBACK" REGISTRATIONS.

         (a) RIGHT TO "PIGGYBACK". Subject to subsection 2(d) hereof, if at any time during the ten year period commencing upon the closing of the initial public offering of the Class A Common Stock, the Company proposes to file a Registration Statement under the Securities Act with respect to any offering of the Class A Common Stock, by the Company for its own account and/or on behalf of any of its security holders (other than (i) a registration on Form S-8 or S-4 or any successor form, (ii) a registration relating to a transaction subject to Rule 145 or any successor provision under the Securities Act, or (iii) any registration of securities as it relates to an offering and sale to management of the Company pursuant to any employee stock plan or other employee benefit plan arrangement), then, as soon as practicable (but in no event less than fifteen (15) days prior to the proposed date of filing such Registration Statement), the Company shall give written notice of such proposed filing to the Stockholder, and such notice shall offer the Stockholder the opportunity to register such number of Registrable Securities as the Stockholder may request (a "PIGGYBACK REGISTRATION"). Subject to subsection 2(d), the Company shall include in such Registration Statement all Registrable Securities requested within ten
(10) days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by the Stockholder) to be included in the registration for such offering pursuant to a Piggyback Registration (the "STOCKHOLDER'S REQUEST"); provided, however, that if, at any time after giving written notice of its intention to register Class A Common Stock and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such Class A Common Stock, the Company may, at its election, give written notice of such determination to the holder of Registrable Securities and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such Class A Common Stock; and provided further that the Stockholder's Request

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shall become irrevocable ten (10) business days prior to the closing of the offering relating to the Piggyback Registration unless otherwise agreed by the Company.

         (b) "PIGGYBACK" EXPENSES. The Registration Expenses of the holders of Registrable Securities will be paid by the Company in a Piggyback Registration. Underwriting discounts and commissions and transfer taxes, if any, incurred with respect to the Registrable Securities shall be borne by the Stockholder.

         (c) UNDERWRITER'S AND BOARD OF DIRECTORS' CUTBACK. Notwithstanding subsection 2(a), if a Piggyback Registration is (1) an underwritten offering being made on behalf of the Company, or (2) an offering that is not underwritten, and the managing underwriter or underwriters advise the Company that in their opinion, in the case of (1) above, or the Company's Board of Directors makes a formal determination, such determination to be entered as a finding in the Company's corporate records, in the case of (2) above, that in their business judgment the number of shares of Common Stock requested to be included in such registration exceeds the number which can be sold in such offering or would be reasonably likely to adversely affect the price or distribution of the Class A Common Stock offered in such offering or the timing thereof, then the shares of Class A Common Stock to be included in such registration shall be the number of shares of Class A Common Stock, adjusted on a pro rata basis, that, in the opinion of such underwriter or underwriters or in the judgment of the Board of Directors, as the case may be, can be sold without an adverse effect on the price, distribution or timing of the Class A Common Stock to be offered.

3.       HOLD-BACK AGREEMENTS.

         (a) RESTRICTIONS ON PUBLIC SALE BY THE STOCKHOLDER. During the period from seven days prior to the effective date of any registration statement involving an underwritten offering to 180 days after the effective date of such registration statement effected pursuant to Section 2, each holder of Registrable Securities will not, without the prior written consent of the underwriters, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Registrable Securities or any securities convertible into or exercisable or exchangeable for Registrable Securities or file any registration statement under the Securities Act (other than the Piggyback Registration) with respect to any of the foregoing or (ii) enter into any swap or any other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Registrable Securities or any securities convertible into or exchangeable for Registrable Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Registrable Securities or other securities, in cash or otherwise.

         (b) RESTRICTIONS ON PUBLIC SALE BY THE COMPANY. The Company hereby agrees that if it shall previously have received a request for registration pursuant to Section 2, and if such previous registration shall have become effective and shall not have been withdrawn or abandoned, the Company shall not effect any registration of any of its securities under the Securities Act, whether or not for sale for its own account, until a period of 180 days shall have elapsed from the effective date of such previous registration; and the Company shall so provide in any registration rights agreements hereafter entered into with respect to any of its securities.

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4. REGISTRATION PROCEDURES. In connection with the Company's obligations under
Section 2 hereof, the Company shall use it best efforts to effect or cause to be effected the registration of the Registrable Securities under the Securities Act to permit offers and sales in accordance with the intended method or methods of distribution thereof. The Company may require the Stockholder to use best efforts to furnish to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request in writing. In addition, and as a condition to the Stockholder's right pursuant to Section 2(a), the Stockholder shall execute such underwriting agreement and otherwise sell the Registrable Securities on the same terms as applicable to the offering of shares pursuant to such registration generally.

5.       INDEMNIFICATION.

         (a) INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, its officers and directors and each person who controls such holder (within the meaning of the Securities Act) as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or prospectus contained in the Registration Statement (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section (d) below) any such settlement is effected with the written consent of the Company; and

                  (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened or any claim whatsoever based upon any such untrue statement or omissions, or any such alleged untrue statement or omission to the extent that any such expense is not paid under (i) or
         (ii) above; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any indemnified party expressly for use in the Registration Statement

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         (or any amendment thereto), or in any preliminary prospectus or any prospectus contained in the Registration Statement (or any amendment or supplement thereto).

In connection with an underwritten offering, the Company will indemnify and hold harmless each underwriter and each person, if any, who controls any underwriter (within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

         (b) INDEMNIFICATION OF THE COMPANY AND ITS DIRECTORS AND OFFICERS. In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities
Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder; provided that the obligation to indemnify will be several, not joint and several, among such holders of Registrable Securities and the liability of each such holder of Registrable Securities will be in proportion to and limited to the net amount received by such holder from the sale of Registrable Securities pursuant to such registration statement.

         (c) ACTIONS AGAINST PARTIES; NOTIFICATION. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to subsection 5(a) above, counsel to the indemnified parties shall, subject to the terms of any applicable underwriting agreement, be selected by the Company with the consent of the indemnified parties, such consent not to be unreasonably withheld and, in the case of parties indemnified pursuant to subsection 5(b) above, counsel to the indemnified parties shall be selected by the indemnifying parties with the consent of the indemnified parties, such consent not to be unreasonably withheld. An indemnified party may participate at its own expense in the defense of any such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 5 (whether or not the indemnified parties are actual or potential parties

                                        5

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thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) SETTLEMENT WITHOUT CONSENT IF FAILURE TO REIMBURSE. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by subsection 5(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

         (e) CONTRIBUTION. If for any reason the foregoing indemnity is unavailable or is insufficient to hold harmless an indemnified party under Sections 5(a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to such offering of securities. The relative fault shall be determined by reference to, among other things: whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. If, however, the allocation provided in the second preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if contributions pursuant to this subsection 5(e) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this subsection 5(e). The amount paid or payable in respect of any claim shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything in this subsection 5(e) to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 5 to contribute any amount in excess of the net proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the losses, claims, damages or liabilities of the indemnified parties relate, less the amount of any indemnification payment made pursuant to Sections 5(a) and (b).

         (f) SURVIVAL OF INDEMNIFICATION OBLIGATIONS. The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on

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behalf of the indemnified party or any officer, director or controlling person or such indemnified party and will survive the transfer of securities and the termination of this Agreement.

6.       MISCELLANEOUS.

         (a) NO INCONSISTENT AGREEMENTS. The Company has not entered into and will not on or after the date of this Agreement enter into any agreement with respect to the Class A Common Stock which is inconsistent with the rights granted in this Agreement to the Stockholders or otherwise conflicts with the provisions hereof.

         (b) AMENDMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent to such amendment, modification, or supplement or waiver or consents to the departure of the Stockholders.

         (c) NOTICES. All notices and other communications provided for or permitted under this Agreement shall be in writing and given by personal delivery, or, if mailed, by certified first-class mail, postage prepaid, or by telex or telecopier with transmission confirmed by telephone:

                  (i) if to a Stockholder, at the most current address given by the Stockholder to the Company by means of a notice given in accordance with the provisions of this Section 6(c).

                  (ii) if to the Company, at the most current address given by the Company to the Stockholder by means of a notice given in accordance with the provisions of this Section 6(c).

         (d) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (e) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (f) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of North Carolina.

         (g) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         (h) SUCCESSORS AND ASSIGNS. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective

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permitted successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of the holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent permitted holder of Registrable Securities. The Stockholders are expressly permitted hereunder to assign their rights under this Agreement to any member of the Smith Group, as defined in the Company's Restated Certificate.




                    [Signatures begin on the following page]




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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                  SONIC AUTO WORLD, INC.


                                  By:    /s/
                                           Theodore M. Wright, Vice President




                                      /s/
                                  O. BRUTON SMITH




                                      /s/
                                  BRYAN SCOTT SMITH




                                      /s/
                                  WILLIAM S. EGAN



                                  SONIC FINANCIAL CORPORATION


                                  By:     /s/
                                           William R. Brooks, Vice President

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